Exhibit 99.1

IDT Corporation Reports Second Quarter Fiscal Year 2026 Results

Record quarterly gross profit, gross profit margin, Adjusted EBITDA* and Non-GAAP EPS*

Income from operations at NRS, Fintech and net2phone segments increased by 12%, 32% and 96%, respectively

1H FY2026 stock repurchases totaled 308K shares for $15 million. IDT increases annual dividend 17% to $0.28

NEWARK, NJ — March 10, 2026: IDT Corporation (NYSE: IDT), a global provider of fintech and communications solutions, today reported results for the second quarter of its fiscal year 2026, the three months ended January 31, 2026.

2Q26 CONSOLIDATED HIGHLIGHTS

Throughout this release, unless otherwise noted, results for the second quarter of fiscal year 2026 (2Q26) are compared to the second quarter of fiscal year 2025 (2Q25).

(in millions except for shares and per share figures)			2Q26		2Q25
Revenue	+6%	to	$320.5	from	$303.3
Gross Profit	+8%	to	$121.3	from	$112.1
Gross Profit Margin	88 bps	to	37.8%	from	37.0%
Income from Operations	(4)%	to	$27.2	from	$28.3
GAAP EPS	+$0.04	to	$0.84	from	$0.80
Non-GAAP EPS*	+$0.16	to	$1.00	from	$0.84
Adjusted EBITDA*	+9%	to	$38.0	from	$34.9
Repurchases of IDT Common Stock (2Q26)	149,000 shares for $7.4

*This release discloses certain Non-GAAP financial measures as well as certain Key Performance Metrics. Please see the explanations of those measures and metrics, the reasons for their inclusion, and reconciliations of non-GAAP measures to their closest GAAP measures, at the end of this release.

REMARKS BY SHMUEL JONAS, CEO

“NRS’, BOSS Money’s and net2phone’s top and bottom-line expansion drove IDT’s strong overall results again this quarter.

“NRS recurring revenue grew year-over-year powered by large increases in Merchant Services and SaaS fee revenues. This quarter, we continued to make progress on initiatives to drive additional Merchant Services and SaaS growth and expand our delivery partnerships. We are also developing offerings for differentiated retailer verticals. Advertising & Data results came in lower than we expected after decreases in CPM rates pressured revenues.

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“At BOSS Money, our digital channel continued to outperform relative to the industry, as transactions increased 17% year-over-year. The new federal remittance tax, which applies mainly to transactions originated with cash, went into effect on January 1st. As expected, the tax implementation has accelerated customer migration from the lower-margin retail channel to the higher-margin digital channel, and you will begin to see those positive impacts next quarter.

“net2phone’s bottom line continues to benefit from its strengthening gross margins and operating leverage, and this quarter we also got a boost from favorable foreign exchange rates. Looking ahead, our AI offerings are generating very positive customer reviews and increased spend. Based on these early results, we are readying a new offering — agentic AI seamlessly integrated with unified communications, with a go-to market strategy targeting both direct and channel sales to small-medium businesses.

“Traditional Communications remained a strong cash generator. The segment contributed $19 million in Adjusted EBITDA during the second quarter – a decrease from the year ago quarter but approximately the same as in the prior two quarters.

“Because of our recent strong financial and operational performance, growth outlook, and balance sheet, we again repurchased stock in the second quarter and our Board has increased our annual dividend by 17% to $0.28 per year.”

2Q26 RESULTS BY SEGMENT

National Retail Solutions (NRS)

(In millions except for active POS terminals, payment processing accounts, recurring revenue per terminal, and gross profit margin. Numbers may not foot due to rounding.)	2Q26	1Q26	2Q25	2Q26-2Q25 (%, ∆)

Terminals and payment processing accounts
Active POS terminals	38,900	37,900	34,800	+12%
Payment processing accounts	28,100	27,300	23,900	+18%

Recurring revenue
Merchant Services & Other	$24.0	$23.8	$18.1	+32%
Advertising & Data	$9.0	$7.2	$10.0	(10)%
SaaS Fees	$4.4	$4.2	$3.5	+26%
Total recurring revenue	$37.5	$35.3	$31.6	+18%
POS Terminal Sales	$1.9	$1.8	$1.3	+40%
Total revenue	$39.4	$37.1	$33.0	+19%

Monthly average recurring revenue per terminal*	$325	$313	$310	+5%

Gross profit	$36.3	$33.5	$30.3	+20%
Gross profit margin	92.2%	90.2%	91.8%	+40	bps
Technology & development	$2.5	$2.7	$2.2	+18%
SG&A	$23.5	$21.9	$19.0	+24%
Income from operations	$10.2	$8.9	$9.1	+12%
Adjusted EBITDA	$11.8	$10.3	$10.3	+15%
CapEx	$1.7	$1.6	$0.9	+83%

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NRS Take-Aways

●	NRS added approximately 900 net active terminals and 800 net payment processing accounts during 2Q26.

●	The growth of NRS SaaS Fees again outpaced terminal expansion as retailers subscribed to higher-value subscription tiers, including a new premium service tier, and new third-party integrations with popular direct delivery partners DoorDash and Grubhub. Over 30% of NRS’ retail base has now migrated to premium tiers.

●	Merchant Services’ primary revenue growth drivers again included the increase in active payment processing accounts, increased customers’ utilization of credit and debit cards versus cash, and increased same-store sales.

●	NRS’ ‘Rule of 40’ score was 46 in 2Q26, indicating a productive balance between growth and profitability.

BOSS Money and Fintech Segment

(in millions except for average revenue per transaction and gross profit margin)	2Q26	1Q26	2Q25	2Q26-2Q25 (%, ∆)

BOSS Money transactions*	6.4	6.6	5.7	+13%
Digital channel	5.5	5.5	4.7	+17%
Retail channel	1.0	1.1	1.0	(4)%

Fintech segment revenue
BOSS Money	$36.3	$38.3	$33.5	+8%
Digital channel	$26.8	$27.9	$23.6	+14%
Retail channel	$9.5	$10.4	$9.9	(5)%
Other	$4.9	$4.4	$3.3	+48%
Total Fintech segment revenue	$41.2	$42.7	$36.8	+12%

Average BOSS Money revenue per transaction*	$5.63	$5.80	$5.87	(4)%

Fintech segment
Gross profit	$25.0	$25.5	$21.7	+15%
Gross profit margin	60.6%	59.8%	58.9%	+170	bps
Technology & development	$2.7	$2.5	$2.3	+16%
SG&A	$18.2	$16.7	$16.3	+12%
Income from operations	$4.1	$6.4	$3.1	+32%
Adjusted EBITDA	$5.6	$7.5	$3.9	+44%
CapEx	$1.1	$0.8	$0.8	+28%

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BOSS Money and Fintech Take-Aways:

●	BOSS Money digital channel send volume* - the amount of principal transferred by BOSS Money customers using the BOSS Money and BOSS Revolution apps - increased by 29% in 2Q26 compared to 2Q25 reflecting increases in both transaction volume and average dollars sent per transaction.

●	The Fintech segment’s year-over-year increases in income from operations and Adjusted EBITDA were driven by BOSS Money’s digital transaction growth, decreases in BOSS Money operating costs per transaction, and by improved economics from other, smaller, businesses within the Fintech segment.

net2phone

(In millions except for seats and gross profit margin. Numbers may not foot due to rounding)	2Q26	1Q26	2Q25	2Q26-2Q25 (%, ∆)

Seats	435	432	410	+6%

Revenue
Subscription revenue*	$23.4	$23.0	$21.0	+12%
Other	$0.4	$0.4	$0.5	(7)%
Total revenue	$23.9	$23.5	$21.5	+11%

Gross profit	$19.3	$18.7	$17.0	+13%
Gross profit margin	80.7%	79.9%	79.2%	+150	bps
Technology & development	$3.1	$3.0	$2.8	+11%
SG&A	$13.9	$13.7	$13.0	+8%
Income from operations	$2.2	$1.9	$1.1	+96%
Adjusted EBITDA	$3.9	$3.6	$2.9	+37%
CapEx	$1.7	$1.8	$1.8	(5)%

net2phone Take-Aways:

●	Subscription revenue increased 12% year-over-year and gross profit increased 13% year-over-year, reflecting the increase in seats served, augmented by the positive FX impact of strengthening local currencies versus the U.S. dollar in Latin America.

●	net2phone generated substantial year-over-year increases in income from operations and Adjusted EBITDA during 2Q26, benefitting from customer acquisition and operating cost discipline and from increased operating leverage as its business continues to scale.

●	net2phone launched a HIPAA-compatible agentic AI-solution for healthcare providers during 2Q26, and after the quarter close introduced another AI-powered solution specifically geared for the hospitality industry.

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Traditional Communications

(In millions except for gross profit margin. Numbers may not foot due to rounding.)	2Q26	1Q26	2Q25	2Q26-2Q25 (%, ∆)
Revenue
IDT Digital Payments	$104.4	$107.1	$101.6	+3%
BOSS Revolution	$45.7	$47.0	$53.3	(14)%
IDT Global	$60.2	$59.6	$51.3	+17%
Other revenue	$5.8	$5.8	$5.9	(1)%
Total revenue	$216.1	$219.5	$212.0	+2%

Gross profit	$40.7	$40.4	$43.1	(6)%
Gross profit margin	18.9%	18.4%	20.3%	(150	)bps
Technology & development	$5.8	$5.5	$5.4	+9%
SG&A	$20.3	$19.0	$19.4	+5%
Income from operations	$14.3	$15.8	$18.1	(21)%
Adjusted EBITDA	$18.8	$18.9	$20.6	(9)%
CapEx	$1.6	$1.5	$1.2	+32%

Traditional Communications Take-Aways:

●	Sales on IDT Digital Payments’ Zendit B2B platform more than doubled year-over-year with growth across its mobile top-up, prepaid gift card and e-sim verticals.

●	The decrease in the overall segment’s gross profit primarily reflects a revenue mix shift at IDT Global, because of an increase in sales traffic to lower margin corridors.

OTHER FINANCIAL RESULTS

Consolidated results for all periods presented include corporate overhead. Corporate G&A expense decreased 7% to $2.8 million in 2Q26 from $3.0 million in 2Q25.

As of January 31, 2026, IDT held $246.2 million in cash, cash equivalents, debt securities, and current equity investments, exclusive of restricted cash. Also as of January 31, 2026, current assets totaled $572.8 million and current liabilities totaled $308.4 million. IDT had no outstanding debt at the quarter end.

Net cash provided by operating activities in 2Q26 was $38.3 million compared to $20.2 million in 2Q25. Exclusive of changes in customer funded deposits at IDT’s Fintech segment businesses, adjusted net cash provided by operating activities* in 2Q26 was $39.3 million compared to $7.3 million provided in 2Q25.

Capital expenditures increased to $6.1 million in 2Q26 from $4.8 million in 2Q25.

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FY 2026 FINANCIAL OUTLOOK

IDT is increasing its previous FY 2026 guidance for consolidated Adjusted EBITDA from $141-$145 million to $147-$149 million. At the midpoint, the updated guidance represents an increase of 12% from FY 2025 Adjusted EBITDA of $131.7 million.

Reconciliations of Adjusted EBITDA to net income and income from operations for all periods presented are included in the Non-GAAP reconciliations provided at the end of this release.

DIVIDEND

The Board of Directors of IDT Corporation increased IDT’s annual dividend from $0.24 to $0.28 and declared a quarterly cash dividend of $0.07 per share of IDT Class A and Class B Common stock payable on March 31, 2026 to stockholders of record as of March 19, 2026.

IDT EARNINGS ANNOUNCEMENT INFORMATION

This release is available for download in the “Investors & Media” section of the IDT Corporation website (https://www.idt.net/investors-and-media) and has been filed on a current report (Form 8-K) with the SEC.

IDT will host an earnings conference call beginning at 5:30 PM Eastern today with management’s discussion of results followed by Q&A with investors. To listen to the call and participate in the Q&A, dial 1-888-506-0062 (toll-free from the U.S.) or 1-973-528-0011 (international) and provide the following access code: 838615.

A replay of the conference call will be available approximately three hours after the call concludes through Tuesday, March 24, 2026. To access the call replay, dial 1-877-481-4010 (toll-free from the U.S.) or 1-919-882-2331 (international) and provide this replay passcode: 53592. The replay will also be accessible via streaming audio at the IDT investor relations website.

ABOUT IDT CORPORATION

IDT Corporation (NYSE: IDT) is a global provider of fintech and communications solutions through a portfolio of synergistic businesses: National Retail Solutions’ (NRS) point-of-sale (POS) platform enables independent retailers to operate more effectively while providing advertisers and marketers with reach into underserved consumer markets; BOSS Money facilitates innovative international remittances and fintech payments solutions; net2phone provides businesses with unified communications, customer experience, and AI-driven workflow solutions; IDT Digital Payments and the BOSS Revolution calling service make sharing prepaid products and services and speaking with friends and family around the world convenient and reliable; and, IDT Global and IDT Express enable communications services to provision and manage international voice and SMS messaging.

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, IDT assumes no obligation to update any forward-looking statements.

CONTACT

IDT Corporation Investor Relations

Bill Ulrey

william.ulrey@idt.net

973-438-3838

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IDT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	January 31, 2026	July 31, 2025
	(Unaudited)
	(in thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$210,183	$226,505
Restricted cash and cash equivalents	126,745	115,327
Debt securities	25,607	21,649
Equity investments	10,388	5,637
Trade accounts receivable, net of allowance for credit losses of $10,190 at January 31, 2026 and $9,097 at July 31, 2025	42,717	44,932
Settlement assets, net of reserve of $1,799 at January 31, 2026 and $1,367 at July 31, 2025	69,315	28,014
Disbursement prefunding	45,598	37,097
Prepaid expenses	11,588	12,440
Other current assets	30,659	28,702

Total current assets	572,800	520,303
Property, plant, and equipment, net	40,865	38,869
Goodwill	26,639	26,488
Other intangibles, net	4,476	5,056
Equity investments	5,179	6,658
Operating lease right-of-use assets	1,455	1,878
Deferred income tax assets, net	18,678	18,790
Other assets	8,199	8,161

Total assets	$678,291	$626,203

Liabilities, redeemable noncontrolling interest, and equity
Current liabilities:
Trade accounts payable	$16,648	$19,435
Accrued expenses	90,030	97,295
Deferred revenue	27,022	27,726
Customer funds deposits	128,105	114,708
Settlement liabilities	18,547	13,922
Other current liabilities	28,059	19,910

Total current liabilities	308,411	$292,996
Operating lease liabilities	753	1,103
Other liabilities	923	1,688

Total liabilities	310,087	295,787
Commitments and contingencies
Redeemable noncontrolling interest	11,854	11,459
Equity:
IDT Corporation stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—10,000; no shares issued	—	—
Class A common stock, $.01 par value; authorized shares—35,000; 3,272 shares issued and 1,574 shares outstanding at January 31, 2026 and July 31, 2025	33	33
Class B common stock, $.01 par value; authorized shares—200,000; 28,537 and 28,528 shares issued and 23,357 and 23,656 shares outstanding at January 31, 2026 and July 31, 2025, respectively	285	285
Additional paid-in capital	315,053	308,111
Treasury stock, at cost, consisting of 1,698 and 1,698 shares of Class A common stock and 5,179 and 4,872 shares of Class B common stock at January 31, 2026 and July 31, 2025, respectively	(158,892)	(143,853)
Accumulated other comprehensive loss	(14,156)	(16,569)
Retained earnings	197,416	157,124

Total IDT Corporation stockholders’ equity	339,739	305,131
Noncontrolling interests	16,611	13,826

Total equity	356,350	318,957

Total liabilities, redeemable noncontrolling interest, and equity	$678,291	$626,203

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IDT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2026	2025	2026	2025
	(in thousands, except per share data)
Revenues	$320,516	$303,349	$643,268	$612,915
Direct cost of revenues	199,239	191,239	403,812	393,178

Gross profit	121,277	112,110	239,456	219,737
Operating expenses:
Selling, general and administrative	78,846	70,721	152,853	141,772
Technology and development	14,123	12,612	27,754	25,372
Severance	227	233	431	410
Other operating expense, net	836	227	247	227

Total operating expenses	94,032	83,793	181,285	167,781

Income from operations	27,245	28,317	58,171	51,956
Interest income, net	1,640	1,354	3,348	2,782
Other income (expense), net	186	207	(281)	(76)

Income before income taxes	29,071	29,878	61,238	54,662
Provision for income taxes	(6,247)	(7,665)	(14,318)	(13,967)

Net income	22,824	22,213	46,920	40,695
Net income attributable to noncontrolling interests	(1,876)	(1,944)	(3,610)	(3,178)

Net income attributable to IDT Corporation	$20,948	$20,269	$43,310	$37,517

Earnings per share attributable to IDT Corporation common stockholders:
Basic	$0.84	$0.81	$1.72	$1.49
Diluted	$0.84	$0.80	$1.72	$1.48

Weighted-average number of shares used in calculation of earnings per share:
Basic	25,048	25,161	25,115	25,182
Diluted	25,055	25,324	25,124	25,343

Stock-based compensation included in total operating expenses	$4,348	$863	$6,362	$1,774

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IDT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended January 31,
	2026	2025
	(in thousands)
Operating activities
Net income	$46,920	$40,695
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,698	10,490
Deferred income taxes	85	12,674
Provision for credit losses, doubtful accounts receivable, and reserve for settlement assets	2,372	2,472
Stock-based compensation	6,361	1,774
Other	1,971	1,077
Changes in assets and liabilities:
Trade accounts receivable	761	(4,271)
Settlement assets and disbursement prefunding	(50,261)	(47,262)
Prepaid expenses, other current assets, and other assets	961	311
Trade accounts payable, accrued expenses, settlement liabilities, other current liabilities, and other liabilities	68	(11,844)
Customer funds deposits	9,587	15,701
Deferred revenue	(1,343)	(1,500)

Net cash provided by operating activities	28,180	20,317
Investing activities
Capital expenditures	(11,969)	(10,100)
Purchase of equity investments	(500)	—
Purchase of convertible preferred stock in equity method investment	—	(673)
Purchases of debt and equity securities	(26,319)	(15,997)
Proceeds from maturities and sales of debt and equity securities	17,354	16,751

Net cash used in investing activities	(21,434)	(10,019)
Financing activities
Dividends paid	(3,018)	(2,524)
Distributions to noncontrolling interests	(50)	(50)
Proceeds from borrowings under revolving credit facility	15,987	24,534
Repayment of borrowings under revolving credit facility	(15,987)	(24,534)
Proceeds from borrowings	125	—
Repayment of borrowings	(100)	—
Proceeds from exercise of stock options	200	—
Repurchases of Class B common stock	(15,039)	(11,395)

Net cash used in financing activities	(17,882)	(13,969)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash and cash equivalents	6,232	(4,079)

Net decrease in cash, cash equivalents, and restricted cash and cash equivalents	(4,904)	(7,750)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	341,832	255,456
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$336,928	$247,706

Supplemental Cash Flow Information

Cash paid during the period for:
Income taxes	$7,000	$—

Non-Cash Financing Activities
Shares of the Company’s Class B common stock issued to an executive officer for bonus payment	$—	$1,824
Value of the Company’s DSUs exchanged for National Retail Solutions shares	$3,547	$—

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Reconciliation of Non-GAAP Financial Measures for the Second Quarter Fiscal 2026 and 2025

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), IDT also disclosed (a) Adjusted EBITDA for 2Q26, 1Q26, and 2Q25, among other quarters (b) non-GAAP earnings per diluted share (Non-GAAP EPS) for 2Q26 and 2Q25 (c) NRS’ ‘Rule of 40’ score for 2Q26 and (d) non-GAAP adjusted net cash provided by or used in operating activities for 2Q26 and 2Q25. These are non-GAAP financial measures intended to provide useful information that supplements IDT’s or the relevant segment’s results in accordance with GAAP. The following explains these terms and their respective reconciliations to the most directly comparable GAAP measures.

Generally, a non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

IDT’s measure of Adjusted EBITDA starts with net income from operations in accordance with GAAP and adds depreciation and amortization, severance expense, stock-based compensation, and other operating expenses, and deducts other operating income.

IDT’s measure of Non-GAAP EPS is calculated by dividing non-GAAP net income by the diluted weighted-average shares. IDT’s measure of non-GAAP net income starts with net income attributable to IDT in accordance with GAAP and adds severance expense, stock-based compensation, and other operating expenses, and deducts other operating income. These additions and subtractions are non-cash and/or non-routine items in the relevant fiscal 2026 and fiscal 2025 periods.

Management believes that IDT’s Adjusted EBITDA and Non-GAAP EPS are measures which provide useful information to both management and investors by excluding certain expenses and non-routine gains and losses that may not be indicative of IDT’s or the relevant segment’s core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision making. In addition, management uses Adjusted EBITDA and Non-GAAP EPS to evaluate operating performance in relation to IDT’s competitors. Disclosure of these financial measures may be useful to investors in evaluating performance and allow for greater transparency of the underlying supplemental information used by management in its financial and operational decision-making. In addition, IDT has historically reported similar financial measures and believes such measures are commonly used by readers of financial information in assessing performance, therefore the inclusion of comparative numbers provides consistency in financial reporting.

Management refers to Adjusted EBITDA, as well as the GAAP measures income (loss) from operations and net income, on a segment and/or consolidated level to facilitate internal and external comparisons to the segments’ and IDT’s historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or capitalized in prior periods. IDT’s Adjusted EBITDA, which is exclusive of depreciation and amortization, is a useful indicator of its current performance.

Severance expense is excluded from the calculation of Adjusted EBITDA and Non-GAAP EPS. Severance expense is reflective of decisions made by management in each period regarding the aspects of IDT’s and its segments’ businesses to be focused on in light of changing market realities and other factors. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of IDT’s core and continuing operations.

Other operating income (expense), net, which is a component of income (loss) from operations, is excluded from the calculation of Adjusted EBITDA and Non-GAAP EPS. Other operating expense, net primarily includes legal fees net of insurance claims related to Straight Path Communications Inc.’s stockholders’ class action, legal settlements, and gains from the write-off of contingent consideration liabilities. From time-to-time, IDT may have gains or incur costs related to non-routine legal, tax, and other matters, however, these various items generally do not occur each quarter. IDT believes the gain and losses from these non-routine matters are not components of IDT’s or the relevant segment’s core operating results.

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Stock-based compensation recognized by IDT and other companies may not be comparable because of the variety of types of awards as well as the various valuation methodologies and subjective assumptions that are permitted under GAAP. Stock-based compensation is excluded from IDT’s calculation of Adjusted EBITDA and Non-GAAP EPS because management believes this allows investors to make more meaningful comparisons of the operating results per share of IDT’s core business with the results of other companies. Stock-based compensation continues to be a significant expense for IDT and an important part of employees’ compensation that impacts their performance.

Adjusted EBITDA and Non-GAAP EPS should be considered in addition to, not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, IDT’s measurements of Adjusted EBITDA and Non-GAAP EPS may not be comparable to similarly titled measures reported by other companies.

The ‘Rule of 40’ score is a metric used to evaluate the performance of SaaS providers. It postulates that a SaaS provider’s revenue growth rate plus its EBITDA margin should equal or exceed 40 percent. The ‘Rule of 40’ is typically used to assess a company’s balance between growth and profitability. A total of over 40 is thought to indicate a healthy combination of expansion and financial stability, making it a useful tool for management and investors to gauge the potential for long-term success and make informed decisions about resource allocation and business strategy.

NRS’ ‘Rule of 40’ score is computed by adding (a) the growth rate of NRS’ recurring revenue for the relevant period compared to the corresponding year ago period to (b) NRS’ Adjusted EBITDA margin for the twelve-month period through the end of the current period. NRS’ recurring revenue is calculated by subtracting NRS’ revenue from POS terminal sales from its total GAAP revenue. Adjusted EBITDA is a non-GAAP measure as discussed above. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by GAAP revenue for the relevant period.

IDT’s Non-GAAP adjusted measure of net cash provided by operating activities is calculated by excluding the impact of changes in customer funds deposits held from net cash provided by operating activities. Customer funds deposits represent, for the most part, funds loaded by customers of the various prepaid debit card programs issued under IDT’s wholly-owned back in Gibraltar. As such, these funds are held for customers and are not available for use by the Company. This adjusted measure of net cash provided by operating activities provides a more meaningful measure of the cash generated by our core business operations, making it a more useful tool for management and investors to evaluate the cash generation of our business operations, and to compare IDT’s cash generation with companies that do not have, or have different levels of, customer deposits. Customer deposits are, by regulation, not available to fund IDT’s operating activities.

Following are reconciliations of Adjusted EBITDA and Non-GAAP EPS to the most directly comparable GAAP measure, which are, (a) for Adjusted EBITDA, (i) income (loss) from operations for IDT’s reportable segments and (ii) net income for IDT on a consolidated basis, and (b) for Non-GAAP EPS, diluted earnings per share. Also following is NRS’ ‘Rule of 40’ score computation including the reconciliation of NRS’ Adjusted EBITDA to the most directly comparable GAAP measure, NRS’ income from operations, and IDT’s Non-GAAP adjusted measure of net cash provided by operating activities reconciled to GAAP net cash provided by operating activities.

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IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA for the three months ended 2Q26, 1Q26, and 2Q25

(unaudited) in millions. Figures may not foot or cross-foot due to rounding

	Total IDT Corporation	Traditional Comm.	net2phone	NRS	Fintech	Corporate

Three Months Ended January 31, 2026 (2Q26)
Net income attributable to IDT Corporation	$20.9
Adjustments:
Net income attributable to noncontrolling interests	$(1.9)
Net income	$22.8
Provision for income taxes	$(6.2)
Income before income taxes	$29.1
Interest income, net	$1.6
Other expense, net	$0.2
Income (loss) from operations	$27.2	$14.3	$2.2	$10.2	$4.1	$(3.5)
Depreciation and amortization	$5.4	$1.8	$1.7	$1.2	$0.8	$0.0
Stock-based compensation	$4.3	$2.4	$0.0	$0.4	$0.8	$0.7
Other operating expense, net	$0.8	$0.2	$0.0	$0.0	$0.0	$0.7
Severance expense	$0.2	$0.1	$0.1	$0.0	$0.0	$0.0
Adjusted EBITDA	$38.0	$18.8	$3.9	$11.8	$5.6	$(2.1)

	Total IDT Corporation	Traditional Comm.	net2phone	NRS	Fintech	Corporate

Three Months Ended October 31, 2025 (1Q26)
Net income attributable to IDT Corporation	$22.4
Adjustments:
Net income attributable to noncontrolling interests	$(1.7)
Net income	$24.1
Provision for income taxes	$(8.1)
Income before income taxes	$32.2
Interest income, net	$1.7
Other expense, net	$(0.5)
Income (loss) from operations	$30.9	$15.8	$1.9	$8.9	$6.4	$(2.2)
Depreciation and amortization	$5.3	$1.8	$1.6	$1.1	$0.7	$0.0
Stock-based compensation	$2.0	$1.1	$0.0	$0.2	$0.3	$0.3
Other operating income, net	$(0.6)	$(0.1)	$0.0	$0.0	$0.0	$(0.5)
Severance expense	$0.2	$0.1	$0.0	$0.0	$0.0	$0.0
Adjusted EBITDA	$37.9	$18.9	$3.6	$10.3	$7.5	$(2.4)

Three Months Ended January 31, 2025 (2Q25)
Net income attributable to IDT Corporation	$20.3
Adjustments:
Net income attributable to noncontrolling interests	$(1.9)
Net income	$22.2
Provision for income taxes	$(7.7)
Income before income taxes	$29.9
Interest income, net	$1.4
Other expense, net	$0.2
Income (loss) from operations	$28.3	$18.1	$1.1	$9.1	$3.1	$(3.1)
Depreciation and amortization	$5.2	$1.9	$1.6	$1.0	$0.8	$0.0
Stock-based compensation	$0.9	$0.3	$0.0	$0.2	$0.1	$0.3
Other operating income, net	$0.2	$0.0	$0.2	$0.0	$0.0	$0.0
Severance expense	$0.2	$0.2	$0.0	$0.0	$0.0	$0.0
Adjusted EBITDA	$34.9	$20.6	$2.9	$10.3	$3.9	$(2.8)

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IDT Corporation

Reconciliation of Earnings Per Share (EPS) to Non-GAAP EPS for 2Q26 and 2Q25

(unaudited) in millions, except for per share data. Figures may not foot due to rounding

	2Q26	2Q25

Net income attributable to IDT Corporation	$20.9	$20.3
Adjustments (add) subtract:

Stock-based compensation	(4.3)	(0.9)
Severance expense	(0.2)	(0.2)
Other operating income, net	(0.8)	(0.2)
Total adjustments	(5.4)	(1.3)
Income tax effect of total adjustments	(1.3)	(0.3)
	4.1	1.0
Non-GAAP net income	$25.0	$21.3

Earnings per share:

Basic	$0.84	$0.81
Total adjustments	0.16	0.03
Non-GAAP - basic	$1.00	$0.84

Weighted-average number of shares used in calculation of basic earnings per share	25.0	25.2

Diluted	$0.84	$0.80
Total adjustments	0.16	0.04
Non-GAAP - diluted	$1.00	$0.84

Weighted-average number of shares used in calculation of diluted earnings per share	25.1	25.3

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IDT Corporation

NRS’ ‘Rule of 40’ Score

For 2Q26

(unaudited) in millions. Figures may not foot due to rounding

					Trailing twelve months (TTM)
	3Q25	4Q25	1Q26	2Q26	2Q26
Reconciliation of NRS’ Income from Operations to Adjusted EBITDA

Income from operations	$6.2	$5.8	$8.9	$10.2	$31.1
Depreciation and amortization	1.0	1.1	1.1	1.2	4.4
Stock-based compensation	0.6	0.2	0.2	0.4	1.4
Other operating expense, net	0.0	2.4	0.0	0.0	2.4
Adjusted EBITDA	$7.8	$9.5	$10.3	$11.8	$39.4

	2Q26	2Q25

NRS’ ‘Rule of 40’ Score

NRS recurring revenue	$37.5	$31.6
NRS other revenue	1.9	1.3
NRS total revenue	$39.3	$33.0

NRS recurring revenue growth rate	18%

NRS TTM Adjusted EBITDA (from above)	$39.4
NRS TTM total revenue	141.9
NRS TTM Adjusted EBITDA margin	28%

Rule of 40 score	46%

14

IDT Corporation

Adjusted net cash provided by operating activities for 2Q26 and 2Q25

(unaudited) in millions. Figures may not foot due to rounding

(in millions)
Three months ended January 31st	2Q26	2Q25
Net cash provided by operating activities (GAAP)	$38.3	$20.2
Changes in customer deposits	$(1.0)	$12.9
Adjusted net cash provided by operating activities	$39.3	$7.3

Explanation of Key Performance Metrics

net2phone Subscription Revenue is calculated by subtracting net2phone’s equipment revenue and revenue generated by a legacy SIP trunking offering in Brazil from its revenue in accordance with GAAP. net2phone’s cloud communications and contact center offerings are priced on a per-seat basis, with customers paying based on the number of users in their organization. The number of seats served and subscription revenue trends and comparisons between periods are used in the analysis of net2phone’s revenues and direct cost of revenues and are strong indications of the top-line growth and performance of the business.

NRS’ Monthly Average Recurring Revenue per Terminal is calculated by dividing NRS’ recurring revenue as defined in the Reconciliation of Non-GAAP Financial Measures by the average number of active POS terminals during the period. The average number of active POS terminals is calculated by adding the beginning and ending number of active POS terminals during the period and dividing by two. NRS’ recurring revenue divided by the average number of active POS terminals is divided by three when the period is a fiscal quarter. Recurring Revenue and Monthly Average Recurring Revenue per Terminal are useful for comparisons of NRS’ revenue and revenue per customer to prior periods and to competitors and others in the market, as well as for forecasting future revenue from the customer base.

BOSS Money Transactions are a nonfinancial metric that measures customer usage during a reporting period. Average BOSS Money Revenue per Transaction measures the revenue productivity of BOSS Money’s remittance business. It is calculated by dividing BOSS Money revenue during the period by the number of transactions. Average BOSS Money Revenue per Transaction is a key metric for evaluating the productivity and operational performance of the business. BOSS Money’s Digital Send Volume is the aggregate amount of principal remitted by BOSS Money’s digital customers – those using the BOSS Money and BOSS Revolutions apps to originate remittances. Digital Send Volume is a key metric for evaluating the operational performance of the digital channel of the remittance business, and for comparing the performance of BOSS Money’s digital channel to competitors in the remittance business as well as to performance to other temporal periods.

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